Exhibit 10.1

SETTLEMENT AGREEMENT AND GENERAL RELEASE

RECITALS

        WHEREAS, Anat Ebenstein (hereinafter referred to as “Releasor” or “Plaintiff’), having filed a Complaint in the Superior Court of New Jersey, Law Division, Mercer County entitled Anat Ebenstein v. SysComm International Corporation, Applied Digital Solutions, Inc., Jerome Artiglieri, Richard Sullivan, Scott Silverman and Kevin McLaughlin, Docket No. MER-L-3361-02, asserting claims arising out of and relating to plaintiff’s employment with SysComm International Corp. and the termination thereof, and

        WHEREAS, the parties seek to settle all disputes between them, and

        WHEREAS, SysComm International Corp. (now InfoTech International, Inc. (“InfoTech”)), Applied Digital Solutions, Inc. (“ADS”), Jerome Artigliere (incorrectly named in the complaint Jerome Artiglieri), Richard Sullivan, Scott Silverman, and Kevin McLaughlin, the defendants in the above-referenced matter, believe they acted lawfully and properly in all respects, but want to avoid the legal fees and expenses that necessarily will result from further litigating this action, and

        WHEREAS, plaintiff has been advised in writing to consult with an attorney prior to executing this Settlement Agreement and General Release (“Agreement”) and has had an adequate opportunity within which to consider this Agreement, and

        WHEREAS, defendants and plaintiff, who have received independent legal advice in this matter, wish to settle this matter in a manner that will obviate the need for further litigation of this action and that will preclude the bringing of any other claim, cause, proceeding or action against defendants, by providing plaintiff with an amount of money that will recompense plaintiff for any and all of her claims, costs and attorneys’ fees;

AGREEMENT

        NOW, THEREFORE, SysComm International Corp. (a/k/a InfoTech), Applied Digital Solutions, Inc., Jerome Artigliere, Richard Sullivan, Scott Silverman, and Kevin McLaughlin and Releasor agree as follows:

GENERAL RELEASE

        1.     Releasor, for and in consideration of the payment of monies set forth herein, does hereby irrevocably and unconditionally release and forever discharge and by these presents does for herself, her heirs, executors, administrators, representatives, successors and assigns (hereinafter collectively referred to as the “Releasing Parties”), release and forever discharge SysComm International Corp. (a/k/a InfoTech) and Applied Digital Solutions, Inc., its predecessors, successors, assigns, representatives, parents, subsidiaries, divisions, affiliates and all related companies and its present and former officers, agents, directors, supervisors, attorneys, employees (including, but not limited to, Jerome Artigliere, Richard Sullivan, Scott Silverman, and Kevin McLaughlin), and stockholders (collectively referred to as the “Company Releasees”); National Union Fire Insurance Company of Pittsburgh, Pa. (“National Union”) its predecessors, successors, assigns, representatives, parents, subsidiaries, divisions, affiliates and all related companies and its present and former officers, agents, directors, supervisors, employees, stockholders, including attorneys and reinsurers; and each and any one of them and their heirs, executors, administrators, successors and assigns, and all persons acting by, through, under or in concert with any of them (hereinafter referred to collectively as the “Releasees”) of and from all manner of action and actions, cause and causes of action, suits, claims, debts, sums of money, accounts, reckonings, bonds, bills, claims for attorneys’ fees, interest, expenses and costs, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands of any nature whatsoever, known or unknown, suspected or unsuspected, in law or in equity, civil or criminal, vested or contingent, which against the Releasees the Releasing Parties ever had, now has or asserts or executors, hereafter can, shall or may have or may assert, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date hereof, it being the intention herein to release the Releasees from any and all claims of any and every nature, whether known or unknown, up to the date of this Agreement, unrestricted in any way by the nature of the claim including, though not by way of limitation, all matters which were asserted or could have been asserted in all actions or claims identified above or any matter based upon, arising out of, directly or indirectly, Releasor’s employment with Applied Digital Solutions, Inc. and the termination thereof, her relationship with any of her supervisors and any other state or federal statutory, constitutional, or common law claims, including, but not limited to, all “public policy” claims, all claims for breach of contract or implied contract, all claims for benefits (except vested benefits), all claims under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, 29 U.S.C. §621, et seq., the Employee Retirement Income Security Act of 1974, 29 U.S.C. §1001, et seq., the Family and Medical Leave Act of 1993, 29 U.S.C. §2601 et seq., Title VII of the Civil Rights Act of 1964, 42 U.S.C. §2000e, et seq., as amended, the Americans With Disabilities Act, 42 U.S.C. §12101, et seq., the Fair Labor Standards Act, 29 U.S.C. §201 et seq. the Rehabilitation Act of 1973, 29 U.S.C. §701 et seq., Executive Orders 11246 or 11141, the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §2101 et seq., the Conscientious Employee Protection Act, N.J.S.A. 34:19-1, et seq., the New Jersey Law Against Discrimination, N.J.S.A. 10:5-1, et seq., and the New Jersey Family Leave Act, N.J.S.A. 34:11B-1, et seq.

CONSIDERATION

        2.     Releasing Parties further understand and agree that the Agreement is made conditional upon receipt by Releasees’ counsel of a fully executed copy of this document from Releasor and that payment shall be made under this Agreement by Releasees no later than twenty-

one days after Releasees’ counsel shall have received from counsel for Releasor a fully executed Stipulation of Dismissal with prejudice in the form attached hereto (but in no event shall payment be made before December 15, 2004). As additional consideration for this Agreement, Releasees shall forgive the Twenty Thousand Dollar ($20,000) loan made by SysComm International Corp., now InfoTech, to Releasor. Such loan forgiveness will be reported on an IRS Form 1099 to Anat Ebenstein. Payment under this Agreement shall be in the form of:

(1) an annuity (as described in attachment A) for Releasor’s alleged physical injury pain, suffering and emotional distress. In the event the conditions of payment are not completed by December 9, 2004, the payment terms of the annuity may adjust, since the quote provided by the annuity company is valid for a specified period of time. In such event, the $300,000 provided to fund the annuity will remain constant, however; and

(2) two checks in the aggregate amount of Three Hundred Thousand Dollars ($300,000.00), subject to all applicable federal and state withholding taxes (hereinafter referred to as the “Payment”). The first check shall be in the gross amount of $100,000.00 (less withholdings and reported on a form W-2), shall be issued by InfoTech, in payment for alleged lost wages, and shall be made payable to “Anat Ebenstein.” The second check shall be in the amount of $200,000.00 which shall be issued by National Union and made payable to “Spector, Gordon & Rosen, P.C.” This payment will be reported on a Form 1099 to or by Spector, Gordon & Rosen, P.C.

Payment under this Agreement and the loan forgiveness specified in this paragraph are intended by the mutual agreement of the parties to be full consideration for the promises made herein including, but not limited to, the releases in section 1 above.

TAXES AND INDEMNIFICATION

        3.     Releasing Parties acknowledge and agree that InfoTech, Applied Digital Solutions, Inc., and National Union make no representations of any kind as to the income tax or other tax consequences of this payment provided, however, that InfoTech and Applied Digital Solutions, Inc. represents that their tax treatment of this payment will be consistent with the language above, and further acknowledge and agree that Releasing Parties are responsible for the payment of all taxes that are owing or may subsequently be determined by any appropriate taxing authority to be owing from either Releasing Parties or Releasees in connection with this payment. Releasing Parties hereby agree to indemnify and hold InfoTech, Applied Digital Solutions, Inc., and National Union harmless from and against any and all loss, cost, expenses (including reasonable attorney’s fees), interest, payments or penalties incurred by InfoTech, Applied Digital Solutions, Inc., or National Union on account of Releasing Parties’ failure to pay tax properly payable by them. Releasing Parties further agree not to seek payment from or make any claim against InfoTech, Applied Digital Solutions, Inc., or National Union for any loss, cost, damage or expenses if a claim or adverse determination is made in connection with the tax treatment of said payment. Releasing Parties understand and agree that InfoTech, Applied Digital Solutions, Inc., and National Union have no duty to defend against any claim or assertion in connection with Releasing Parties’ tax treatment of the proceeds of this payment, and Releasing Parties agree to assume full responsibility for defending against any such claim or assertion.

        4.     Releasing Parties further agree and warrant that the payments provided for by this Agreement exceed anything of value to which Releasing Parties would otherwise be entitled under any of Releasees’ policies, plans, practices and/or procedures, or pursuant to any prior agreement or contract with Releasees.

        5.     Except as expressly provided or referenced in this Agreement and Release, Releasing Parties understand and acknowledge that they are not entitled to any other payment or reimbursement from Releasees of any type, kind or description including, without limitation, salary, severance, bonus, other distribution, notice, vacation, holiday, medical, dental, life insurance or other benefits, annuity or other contributions or expenses, and that no representations have been made to them to the contrary.

NON-ADMISSION OF LIABILITY

        6.     Releasing Parties further understand and agree that the payment of monies and other consideration herein set forth does not constitute an admission of liability or violation of any applicable law, any contract provision or any rule or regulation, as to which Releasees expressly deny any such liability or violation.

WAIVER OF REEMPLOYMENT

        7.     Releasing Parties further understand and agree that the Company Releasees, and any company, business or other entity owned or operated by them or related to them, shall not be under any obligation to reinstate Releasor as an employee or to consider her for employment or re-employment, and Releasing Parties waive any claim or entitlement to such reinstatement which is denied. Releasing Parties agree that if Releasor is subsequently employed by the Company Releasees, or retained by the Company Releasees in any capacity including as an independent contractor or consultant, she shall promptly and voluntarily resign and this Agreement constitutes good and sufficient reason not to reemploy Releasor and to terminate their employment relationship should Releasor inadvertently be re-hired. Releasor agrees not to apply for employment, either permanent or temporary, with the Company Releasees, and agrees not to solicit work from the Company Releasees and understands that such application or solicitation is a material breach of this Agreement.

NON-COMPETITION AND NON-SOLICITATION

        8.     Releasing Parties further agree that for the duration of one year from Releasor’s execution of this Agreement, she shall not directly or indirectly, through any other person, firm, corporation or other entity:

               (a)     solicit, induce, encourage or attempt to induce or encourage any employee of the Company Releasees to terminate his or her employment with the Company Releasees or to breach any other obligation of the Company Releasees; or

               (b)     solicit, interfere with, disrupt, alter or attempt to disrupt or alter the relationship, contractual or otherwise, between the Company Releasees and any current customer or supplier of the Company Releasees.

NON-DISPARAGEMENT

        9.     Releasing Parties further agree that they shall not make any disparaging comments or statements to the press, to present or former employees of the Company Releasees, to any individual or entity with whom or which the Company Releasees have a business relationship, or to others, which could affect adversely the conduct of the Company Releasees’ business or reputation.

        10.     The Company Releasees agree that they will only disclose plaintiff’s dates of employment and job title, unless authorized in writing by plaintiff to furnish additional information, when asked by prospective employers about plaintiff’s employment with SysComm International Corp. (a/k/a InfoTech) and termination thereof.

WITHDRAWAL OF ALL CLAIMS

        11.     Releasing Parties represent and agree that they have withdrawn any other complaint, charges, or grievances against Releasees filed with any local, state or federal agency or court, that

Releasing Parties will not file any other at any time hereafter, and that if any such agency assumes jurisdiction of any such complaint, charge or grievance against Releasees on behalf of Releasing Parties, Releasing Parties will direct that agency to withdraw from the matter. Releasing Parties further waive any right to monetary relief from Releasees through any such agency.

        12.     Releasing Parties will not voluntarily cooperate or participate in the investigation or prosecution of any action against Releasees unless specifically subpoenaed to appear or otherwise required by court order or in an official governmental (state or federal) investigation. To the extent Releasing Parties are compelled to testify in such a proceeding, Releasing Parties agree that they will not disclose under any circumstances the nature or terms of the lawsuit, the settlement (including the amount and the fact that there was a settlement) or this Agreement. Nor will Releasing Parties in any manner solicit any former, current or future employee of Releasees to pursue claims against Releasees.

ACKNOWLEDGEMENTS

        13.     Releasing Parties represent and acknowledge that in executing this Agreement they do not rely and have not relied upon any representation or statement made by any of the Releasees, or by any of the Releasees’ agents, representatives or attorneys, with regard to the subject matter, basis or effect of this Agreement or otherwise, other than as specifically stated in this written Agreement.

        14.     Releasing Parties further understand and agree that this Agreement may be revoked at any time within seven days after execution of this Agreement and that no payment shall be made under this Agreement until the expiration of that period.

        15.     Releasing Parties further declare that in making this Agreement they rely entirely upon their own judgment, beliefs and interests and the advice of their counsel and that they have been afforded a reasonable period of at least twenty-one days in which to consider this Agreement or has waived that twenty-one day requirement.

CONTROLLING LAW/JOINT PRODUCT

        16.     This Agreement is made and entered into in the State of New Jersey and shall in all respects be interpreted, enforced, and governed under the laws of said state. The parties acknowledge that this Agreement is a joint product and shall not be construed for or against any party on the ground of sole authorship.

MISCELLANEOUS

        17.     Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms or provisions shall not be affected thereby and said illegal, unenforceable or invalid part, term or provision shall be deemed not to be part of this Agreement.

        18.     No provisions of this Agreement may be modified, altered, waived or discharged unless such modification, alteration, waiver or discharge is agreed to in writing and signed by the parties hereto. No waiver by either party hereto of or compliance with, any condition or provision of this Agreement to be performed by such other shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

        19.     This Agreement sets forth the entire agreement between the parties hereto and fully supersedes any and all prior agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter hereof.

        YOU EXPRESSLY ACKNOWLEDGE, REPRESENT, AND WARRANT THAT YOU HAVE READ THIS AGREEMENT CAREFULLY; THAT YOU FULLY UNDERSTAND THE TERMS, CONDITIONS, AND SIGNIFICANCE OF THIS AGREEMENT; THAT YOU HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY CONCERNING THIS AGREEMENT; THAT

YOU HAVE HAD A FULL OPPORTUNITY TO REVIEW THIS AGREEMENT WITH AN ATTORNEY; THAT YOU UNDERSTAND THAT THIS AGREEMENT HAS BINDING LEGAL EFFECT; AND THAT YOU HAVE EXECUTED THIS AGREEMENT FREELY, KNOWINGLY AND VOLUNTARILY.

         PLEASE READ CAREFULLY. THIS AGREEMENT HAS IMPORTANT LEGAL CONSEQUENCES.

APPLIED DIGITAL SOLUTIONS, INC.

Dated:	By:	/s/ Michael Krawitz
Title:	EVP

INFOTECH INTERNATIONAL, INC. (F/K/A SYSCOM INTERNATIONAL CORPORATION)

Dated:	3/18/05	By:	/s/ S. F. Perez
Title:	President

Dated:	3-3-05	By:	/s/ Anat Ebenstein
ANAT EBENSTEIN

STATE OF NEW JERSEY	)
) SS.
COUNTY OF MERCER	)

        On the 3rd day of March, 2005, before me personally came Anat Ebenstein, to me known to be the person described in, and who executed the foregoing instrument, and acknowledged that she executed the same.

/s/ Adam Jacobs
NOTARY PUBLIC

[Notary Seal]